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Exhibit 99.3

RE

Assured Guaranty Re Ltd.
March 31, 2010
Financial Supplement

This supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty") with the U.S. Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. For the purposes of this supplement, all references to the "Company" shall mean AG Re.

Some amounts in this Financial Supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade of Assured Guaranty Ltd. or its subsidiaries and/or of transactions insured by Assured Guaranty Ltd.'s subsidiaries, both of which have occurred in the past; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of Assured Guaranty's loss reserves; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) decreased demand or increased competition; (8) changes in applicable accounting policies or practices; (9) changes in applicable laws or regulations, including insurance and tax laws; (10) other governmental actions; (11) difficulties with the execution of Assured Guaranty's business strategy; (12) contract cancellations; (13) Assured Guaranty's dependence on customers; (14) loss of key personnel; (15) adverse technological developments; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management's response to these factors; and (20) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Assured Guaranty Re Ltd.

New Business Production and Consolidated Statements of Operations

(dollars in millions)

	Quarter Ended March 31,
			% Change versus 1Q-09
	2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Assured Guaranty Corp.	$6.2	$77.0	(92)%
Assured Guaranty Municipal Corp.(1)	211.3	—	NM
Third parties(1)	—	—	NM

Total PVP	217.5	77.0	182%
Less: PVP of credit derivatives	—	0.6	(100)%

PVP of financial guaranty insurance	217.5	76.4	185%
Less: Financial guaranty installment premium PVP	(0.4)	4.1	NM

Total: Financial guaranty upfront GWP	217.9	72.3	201%
Plus: Financial guaranty installment PVP adjustment(1)	(1.2)	(0.2)	500%

Total: Financial guaranty GWP	216.7	72.1	201%
Plus: Other segment GWP	—	—	NM

Total GWP	$216.7	$72.1	201%

Revenues:
Net earned premiums	$34.5	$80.7	(57)%
Net investment income	20.5	24.4	(16)%
Net realized investment gains (losses)	1.2	(17.3)	NM
Change in fair value of credit derivatives:
Realized gains and other settlements	4.6	5.3	(13)%
Credit impairment on credit derivatives	(14.6)	0.3	NM
Non-credit impairment fair value gains on credit derivatives	102.8	40.7	153%

Net change in fair value of credit derivatives	92.8	46.3	100%
Other income	(9.7)	—	NM

Total revenues	139.3	134.1	4%
Expenses:
Loss and loss adjustment expenses	39.4	58.4	(33)%
Amortization of deferred acquisition costs	8.0	23.8	(66)%
Other operating expenses	6.6	4.7	40%

Total expenses	54.0	86.9	(38)%

Income before provision (benefit) for income taxes	85.3	47.2	81%
Provision (benefit) for income taxes	0.7	(4.1)	NM

Net income (loss)	84.6	51.3	65%
Less after-tax adjustments:
Realized gains (losses) on investments	1.3	(17.2)	NM
Non-credit impairments unrealized fair value gains on credit derivatives	102.3	40.5	153%

Operating income (loss)	$(19.0)	$28.0	NM

(1)
Assured Guaranty Municipal Corp. became an affiliate of AG Re effective July 1, 2009. PVP for quarter ended March 31, 2009 is included in "Third parties" line.

(2)
Includes the difference between management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

Note: Please refer to endnotes for explanation of non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Re Ltd.

Consolidated Balance Sheets

(in millions)

	As of
	March 31, 2010	December 31, 2009
Assets
Investment portfolio, available-for-sale:
Fixed maturity securities, at fair value	$1,911.7	$1,895.3
Short-term investments	231.3	224.6

Total investment portfolio	2,143.0	2,119.9
Cash	14.6	10.9
Premiums receivable, net of ceding commissions payable	568.9	446.2
Ceded unearned premium reserve	0.4	0.5
Deferred acquisition costs	402.7	342.0
Reinsurance recoverable on unpaid losses	0.8	0.9
Credit derivative assets	82.1	68.4
Deferred tax asset, net	7.3	9.7
Salvage and subrogation recoverable	71.4	65.3
Other assets	25.4	22.9

Total assets	$3,316.6	$3,086.7

Liabilities and shareholder's equity
Liabilities
Unearned premium reserves	$1,487.8	$1,301.5
Reserves for losses and loss adjustment expenses	141.9	122.3
Credit derivative liabilities	305.6	379.4
Reinsurance balances payable, net	13.3	9.9
Other liabilities	11.0	20.9

Total liabilities	1,959.6	1,834.0
Shareholder's equity
Common stock	1.4	1.4
Additional paid-in capital	856.6	856.6
Retained earnings	442.3	357.7
Accumulated other comprehensive income	56.7	37.0

Total shareholder's equity	1,357.0	1,252.7

Total liabilities and shareholder's equity	$3,316.6	$3,086.7

Assured Guaranty Re Ltd.

Adjusted Book Value

(dollars in millions)

	As of
	March 31, 2010	December 31, 2009	% Change versus 12/31/2009
Reconciliation of book value to adjusted book value:
Book value (GAAP shareholder's equity)	$1,357.0	$1,252.7	8%
Less after-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(140.9)	(243.2)	(42)%
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	56.7	37.0	53%

Operating shareholder's equity	$1,441.2	$1,458.9	(1)%
Less: Deferred acquisition costs, after tax	402.4	341.7	18%
Plus: Net present value of estimated net future credit derivative revenue, after tax	113.6	83.3	36%
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, after tax	1,449.8	1,270.4	14%

Adjusted book value	$2,602.2	$2,470.9	5%

Assured Guaranty Re Ltd.

Investment Portfolio

As of March 31, 2010

(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income(1)
Investment portfolio, available for sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$115.7	4.3%	4.2%	$124.1	$4.9
Agency obligations	257.1	4.3%	4.2%	269.0	10.9
Foreign government securities	1.9	4.1%	3.6%	2.0	0.1
Obligations of states and political subdivisions	82.0	4.6%	4.5%	83.9	3.8
Insured obligations of state and political subdivisions(2)	22.2	4.8%	4.6%	22.2	1.1
Corporate securities	294.0	4.1%	3.9%	304.2	12.0
Mortgage-backed securities ("MBS")(3):
Residential MBS	802.2	5.1%	5.0%	828.4	40.9
Commercial MBS	163.9	5.6%	5.2%	169.4	9.2
Asset-backed securities(4)	113.1	3.4%	3.4%	108.5	3.8

Total fixed maturity securities	$1,852.1	4.7%	4.6%	$1,911.7	$86.7
Short-term investments	231.3	0.2%	0.2%	231.3	0.4

Total investment portfolio	$2,083.4	4.2%	4.1%	$2,143.0	$87.1

	Fair Value	%
Ratings(5):
Treasury and government obligations	$124.1	6.5%
Agency obligations	269.0	14.1%
AAA/Aaa	1,104.0	57.8%
AA/Aa	173.0	9.0%
A/A	179.5	9.4%
BBB	—	—
Below investment grade ("BIG")	62.1	3.2%

Total fixed maturity securities available for sale	$1,911.7	100.0%

Duration of investment portfolio (in years):		3.1

Average ratings of investment portfolio		AA+

(1)
Represents annualized investment income based on amortized cost and pre-tax book yields.

(2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds average A+.

(3)
$0.5 million is U.S. subprime RMBS, which has an average rating of AAA.

(4)
Contains no collateralized debt obligations of asset-backed securities ("CDOs of ABS").

(5)
Ratings are represented by the lower of the Moody's Investor Services and Standard & Poor's classifications.

Assured Guaranty Re Ltd.

Financial Guaranty Profile

(dollars in millions)

	1Q 2010	As of March 31, 2010
	Gross Par Written	Net Par Outstanding	%	Avg. Rating(1)
U.S. Public Finance:
General obligation	$18,139	$44,713	30.0%	A+
Tax backed	5,152	22,115	14.8%	A+
Municipal utilities	4,867	15,589	10.5%	A
Transportation	1,806	9,875	6.6%	A
Healthcare	1,689	7,150	4.8%	A
Higher education	1,377	5,059	3.4%	A+
Infrastructure finance	2	1,953	1.3%	A-
Housing	390	1,031	0.7%	AA
Investor-owned utilities	—	994	0.7%	BBB+
Other public finance	185	2,649	1.8%	A-

Total U.S. public finance	33,607	111,128	74.6%	A+
Non-U.S. Public Finance:
Regulated utilities	—	5,910	4.0%	BBB+
Infrastructure finance	—	3,934	2.6%	BBB
Pooled infrastructure	—	1,775	1.2%	AA-
Other public finance	8	1,087	0.7%	A+

Total non-U.S. public finance	8	12,706	8.5%	A-

Total public finance	33,615	123,834	83.1%	A-

U.S. Structured Finance:
Pooled corporate obligations	—	7,168	4.8%	AA+
Residential mortgage-backed and home equity	—	3,761	2.5%	BB
Consumer receivables	250	1,878	1.3%	A
Commercial mortgage-backed securities	—	1,637	1.1%	AAA
Commercial receivables	—	1,216	0.8%	BBB
Insurance securitizations	—	1,336	0.9%	A+
Structured credit	—	1,136	0.8%	A-
Other structured finance	—	320	0.3%	A+

Total U.S. structured finance	250	18,452	12.5%	A
Non-U.S. Structured Finance:
Pooled corporate obligations	—	2,982	2.0%	AA+
Residential mortgage-backed and home equity	—	939	0.6%	AAA
Structured credit	—	866	0.6%	BBB
Commercial receivables	—	729	0.5%	A-
Insurance securitizations	—	664	0.4%	CCC-
Commercial mortgage-backed securities	—	367	0.2%	A
Consumer receivables	—	27	0.0%	AAA
Other structured finance	—	172	0.1%	A

Total non-U.S. structured finance	—	6,746	4.4%	A+

Total structured finance	250	25,198	16.9%	A+

Total exposures	$33,865	$149,032	100.0%	A

(1)
Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Re Ltd.

Financial Guaranty Profile (Continued)

(dollars in millions)

	AGC Cessions	AGM Cessions	Third Party Cessions	Total Net Par Outstanding	%
Public Finance:
U.S. public finance	$24,674	$59,725	$26,729	$111,128	74.6%
Non-U.S. public finance	3,591	5,846	3,269	12,706	8.5%

Total public finance	28,265	65,571	29,998	123,834	83.1%

Structured Finance:
U.S. structured finance	13,087	1,514	3,851	18,452	12.5%
Non-U.S. structured finance	4,237	632	1,877	6,746	4.4%

Total structured finance	17,324	2,146	5,728	25,198	16.9%

Total net par outstanding	$45,589	$67,717	$35,726	$149,032	100.0%

Assured Guaranty Re Ltd.

Financial Guaranty Profile (Continued)

(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	March 31, 2010		December 31, 2009
	Net Par Outstanding	%	Net Par Outstanding	%
Ratings(1):
Super senior	$3,297	2.2%	$5,333	4.5%
AAA	9,203	6.2%	7,093	6.0%
AA	50,152	33.7%	33,711	28.6%
A	59,437	39.9%	45,841	38.9%
BBB	22,056	14.8%	20,993	17.9%
BIG	4,887	3.2%	4,721	4.1%

Total net par outstanding	$149,032	100.0%	$117,692	100.0%

Distribution of BIG Exposures by Sector as of March 31, 2010

	Net Par Outstanding	% of Total Net Par Outstanding
Public Finance:
General obligation	$236	0.2%
Municipal utilities	228	0.2%
Infrastructure finance	156	0.1%
Tax backed	112	0.1%
Healthcare	55	0.0%
Higher education	4	0.0%
Other public finance	376	0.2%

Total public finance	1,167	0.8%
Structured Finance:
Residential mortgage-backed and home equity	2,103	1.4%
Insurance securitizations	645	0.4%
Pooled corporate obligations	475	0.3%
Consumer receivables	295	0.2%
Commercial receivables	131	0.1%
Structured credit	35	0.0%
Other structured finance	36	0.0%

Total structured finance	3,720	2.4%

Total BIG exposures	$4,887	3.2%

(1)
Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured's exposure or (2) Assured's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured's attachment point to be materially above the AAA attachment point.

Assured Guaranty Re Ltd.

Financial Guaranty Profile (Continued)

(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of March 31, 2010

	Net Par Outstanding	% of total
U.S.:
Public Finance
California	$16,566	11.1%
New York	9,554	6.4%
Texas	7,769	5.2%
Florida	7,765	5.2%
Illinois	6,295	4.2%
Pennsylvania	5,934	4.0%
New Jersey	4,221	2.8%
Michigan	3,940	2.6%
Massachusetts	3,858	2.6%
Washington	3,539	2.4%
Other states	41,687	28.1%

Total Public Finance	111,128	74.6%
Structured finance (multiple states)	18,452	12.5%

Total U.S.	129,580	87.1%

Non-U.S.:
United Kingdom	10,782	7.2%
Australia	2,421	1.6%
France	621	0.4%
Italy	551	0.4%
Canada	477	0.3%
Other	4,600	3.0%

Total non-U.S.	19,452	12.9%

Net par outstanding	$149,032	100.0%

Assured Guaranty Re Ltd.

Financial Guaranty Profile (Continued)

(dollars in millions)

25 Largest Public Finance Exposures

	Net Par Outstanding	Internal Rating(1)
Credit Name:
New Jersey (State of)	$1,275	AA-
New York (City of) New York	1,225	AA-
California (State of)	1,223	A-
Massachusettes (Commonwealth of)	1,092	AA
New York (State of)	978	AA-
Washington (State of)	907	A
Wisconsin (State of)	833	AA-
Los Angeles California Unified School District	770	AA
Port Authority of New York and New Jersey	729	AA-
Florida (State of)	726	AA+
Illinois (State of)	699	BBB+
Chicago (City of) Illinois	641	AA-
Long Island Power Authority	632	A-
New York MTA Transportation Authority	623	A
District of Columbia	608	A+
Philadelphia (City of) Pennsylvania	591	BBB-
Miami International Airport Miami-Dade County Florida	573	A+
Hawaii (State of) Department of Hawaiian Home Lands	571	AA
Michigan (State of)	535	A+
Clark County Nevada School District	533	AA
Philadelphia Pennsylvania School District	498	A
Los Angeles Department of Water and Power—Electric Revenue	496	AA-
Miami-Dade County Florida School District	490	A-
New York City Municipal Water Finance Authority	486	AA+
Puerto Rico (Commonwealth of)	484	BBB-

Total top 25 public finance exposures	$18,218

Assured Guaranty Re Ltd.

Financial Guaranty Profile (Continued)

(dollars in millions)

25 Largest Structured Finance Exposures

	Net Par Outstanding	Internal Rating(1)
Credit Name:
LIICA Holdings, LLC	$405	AA
Paragon Mortgages (NO.13) PLC	395	AAA
Shenandoah Trust Capital I Term Securities	394	A+
Ballantyne Re PLC Class A-2 Floating Rate Notes	370	CC
Deutsche ALT-A Securities Mortgage Loan 2007-2	347	CCC
PB Domicile 2006-1	293	AAA
Taberna Europe CDO II PLC	281	BBB-
Orkney RE II, PLC Series A-1 Floating Rate Notes	274	CCC
Private Structured Credit Transaction	266	BBB+
Private Structured Finance Transaction	234	BBB-
Applebees Enterprises LLC	233	BBB-
Harbourmaster CLO I B.V.	227	AAA
Sandelman Finance 2006-1 Limited Class	225	AA
Private Structured Finance Transaction	222	BBB-
Timberlake Financial, LLC Floating Insured Notes	221	BBB
Telereal Securitisation PLC (British Telecom) A1	210	BBB+
Prudential Closed Block Reinsurance Treaty	200	A+
Genesis Funding 2006-1	199	A
Fortress Credit Investments I Class A-1	198	AAA
Field Point IV, Limited Class A1	192	AA-
Countrywide Home Equity Loan Trust 2005-J	192	CCC
ACS 2007-1 Pass Through Trust G-1	191	A
Ford Credit Floorplan Master Owner Trust 2006-6	187	AA
Spirit Master Funding, LLC 2005-1	186	BBB
Stone Tower Credit Funding	179	AAA

Total top 25 structured finance exposures	$6,321

(1)
Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Assured Guaranty Re Ltd.

Capital and Claims Paying Resources(1)

(dollars in millions)

	As of
	March 31, 2010	December 31, 2009
Claims paying resources
Policyholders' surplus	$1,021	$1,190
Contingency reserve	—	—

Qualified statutory capital	1,021	1,190
Unearned premium reserve	1,052	848
Loss and loss adjustment expense reserves	256	129

Total policyholders' surplus and reserves	2,329	2,167
Present value of installment premium(2)	330	349
Standby line of credit/stop loss	200	200

Total claims paying resources	$2,859	$2,716

Net par insured outstanding(3)	$146,332	$116,117
Net debt service outstanding(3)	$236,390	$190,089
Ratios:
Net par insured to qualified statutory capital	143:1	98:1
Capital ratio(4)	232:1	160:1
Financial resources ratio(5)	83:1	70:1

(1)
Assured Guaranty Re Ltd. ("AG Re") numbers are the Company's estimate of U.S. statutory as this company files Bermuda statutory financial statements.

(2)
Includes financial guaranty and credit derivatives.

(3)
Statutory basis.

(4)
The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

(5)
The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Re Ltd.

Loss and Loss Adjustment Expense ("LAE") Reserves by Segment/Type

(in millions)

	As of March 31, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Total Financial Guaranty	Other	Total
Financial Guaranty segments insurance reserves by segment and type:
Gross loss and LAE reserves on financial guaranty contracts:
Case	$—	$139.0	$139.0	$0.3	$139.3
Incurred but not reported ("IBNR") and portfolio	—	—	—	2.6	2.6

Total gross loss and LAE reserves	$—	$139.0	$139.0	$2.9	$141.9
Ceded loss and LAE reserves on financial guaranty contracts:
Case	$—	$—	$—	$0.2	$0.2
IBNR and portfolio	—	—	—	0.6	0.6

Total ceded loss and LAE reserves	$—	$—	$—	$0.8	$0.8
Loss and LAE reserves on financial guaranty contracts net of ceded reinsurance:
Case	$—	$139.0	$139.0	$0.1	$139.1
IBNR and portfolio	—	—	—	2.0	2.0

Total net loss and LAE reserves	$—	$139.0	$139.0	$2.1	$141.1

Salvage and subrogation recoverable on financial guaranty contracts:
Gross	$—	$71.4	$71.4	$—	$71.4
Ceded(1)	—	—	—	—	—

Net salvage and subrogation recoverable	$—	$71.4	$71.4	$—	$71.4

Credit impairment on credit derivative contracts(2):
Case gross	$3.2	$79.8	$83.0	$—	$83.0
Case ceded	—	—	—	—	—

Case net credit derivative reserves	$3.2	$79.8	$83.0	$—	$83.0

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance(3)
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$—	$139.0	$139.0
Credit impairment on credit derivative contracts	3.2	79.8	83.0

Net Loss and LAE reserves	$3.2	$218.8	$222.0

(1)
Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

(2)
Credit derivative assets and liabilities recorded on the balance sheet incorporate estimates of expected losses.

(3)
Gross of salvage and subrogation assets.

Assured Guaranty Re Ltd.

Below Investment Grade Exposures

As of March 31, 2010

(dollars in millions)

BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating(1)
U.S. Public Finance:
Detroit (City of) Michigan	$218	BB
Jefferson County Alabama Sewer	177	D
Guaranteed Student Loan transaction	136	CCC
Guaranteed Student Loan transaction	91	BB
Guaranteed Student Loan transaction	76	BB
Mashantucket Pequot Tribe—Connecticut	60	B

Total U.S. public finance	$758
Non-U.S. Public Finance:
Cross City Tunnel Motorway Finance Limited	$108	BB

Total non-U.S. public finance	$108
U.S. Structured Finance:
Deutsche ALT-A Securities Mortgage Loan 2007-2	$347	CCC
Countrywide Home Equity Loan Trust 2005-J	192	CCC
Private Residential Mortgage Transaction	147	BB
Private Residential Mortgage Transaction	136	B
MortgageIT Securities Corp. Mortgage Loan 2007-2	90	B
Private Residential Mortgage Transaction	74	B
Deutsche ALT-A Securities Mortgage Loan 2007-3	71	B
Countrywide Home Equity Loan Trust 2007-D	62	CCC
CWALT Alternative Loan Trust 2007-HY9	62	CCC
Private Residential Mortgage Transaction	60	B
AAA Trust 2007-2	53	B

Total U.S. RMBS	1,294
National Collegiate Trust Series 2007-3	155	CCC
National Collegiate Trust Series 2007-4	125	CCC
Taberna Preferred Funding IV, LTD.	73	CCC
Rental Car Finance Corp 2006-1	60	BB
Taberna Preferred Funding II, LTD.	59	CCC
Attentus CDO I Limited Class A-1	58	BB
RENTAL CAR FINANCE CORP 2007-1	50	BB

Total Other	580
Total U.S. structured finance	$1,874
Non-U.S. Structured Finance:
Ballantyne Re PLC Class A-2 Floating Rate Notes	$370	CC
Orkney Re II, PLC Series A-2 Floating Rate Notes	274	CCC

Total non-U.S. structured finance	$644

Total	$3,384

(1)
Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Assured Guaranty Re Ltd.

Summary of Statutory Financial and Statistical Data

(in millions)

		Year Ended December 31,
	Q1 2010	2009	2008	2007	2006	2005
Claims Paying Resources(1)
Policyholders' surplus	$1,021	$1,190	$1,220	$1,097	$741	$691
Contingency reserve	—	—	—	—	—	—

Qualified statutory capital	1,021	1,190	1,220	1,097	741	691
Unearned premium reserve	1,052	848	720	629	444	356
Loss and loss adjustment expense reserves	256	129	37	18	18	26

Total policyholders' surplus and reserves	2,329	2,167	1,977	1,744	1,203	1,073
Present value of installment premium	330	349	345	366	230	174
Standby line of credit/stop loss	200	200	200	200	—	—

Total claims paying resources	$2,859	$2,716	$2,522	$2,310	$1,433	$1,247
Other Financial Information (Statutory basis)
Net debt service outstanding	$236,390	$190,089	$184,541	$174,173	$94,652	$74,925
Net par amount outstanding	146,332	116,117	111,715	106,253	63,927	49,806

(1)
AG Re's numbers are the Company's estimate of U.S. statutory as this company files Bermuda statutory financial statements.

 Glossary

        Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s 10-K report for the year ended December 31, 2009.

        General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

        Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

        Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

        Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

        Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

        Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

        Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

        Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

        Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

        Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

        Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

        Other public finance:    primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits.

        Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

        Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

        Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

        Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

        Commercial Mortgage-Backed Securities ("CMBS") are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

        Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

        Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

        Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

        This Financial Supplement references financial measures that are not in accordance with U.S. generally accepted accounting principles ("non-GAAP financial measures"), which management uses in order to assist analysts and investors in evaluating Assured Guaranty Re Ltd.'s financial results. These non-GAAP financial measures are defined below. In each case, the most directly comparable financial measure under accounting principles generally accepted in the United States of America (GAAP), if available, is presented and a reconciliation of the non-GAAP financial measure and GAAP financial measure is provided. This presentation is consistent with how Assured Guaranty's management, analysts and investors evaluate the Company's financial results and is comparable to estimates published by analysts in their research reports on Assured Guaranty Re Ltd.

        (a) PVP or present value of new business production:    PVP is a non-GAAP financial measure defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, on insurance and credit derivative contracts written in the current period, discounted at 6%. Management believes that PVP is a useful measure for management, investors and analysts because it permits the evaluation of the value of new business production for Assured Guaranty Re Ltd. by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, prepayments, amortizations, refundings, contract terminations or defaults that may or may not result from changes in market interest rates, foreign exchange rates, refinancing or refundings, prepayment speeds, policy changes or terminations, credit defaults or other factors. PVP should not be viewed as a substitute for gross written premiums determined in accordance with GAAP.

        (b) Operating income:    Operating income is a non-GAAP financial measure defined as net income (loss) adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on the Company's investment portfolios; and

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses.

        Management believes that operating income is a useful measure for management, investors and analysts because the presentation of operating income clarifies the understanding of the Company's results of operations by highlighting the underlying profitability of its business. Realized gains and losses on the Company's investment portfolios are excluded from operating income because the timing and amount of realized gains and losses are not directly related to the Company's insurance businesses. Non-credit impairment unrealized fair value gains and losses on credit derivatives are excluded from operating income because these gains and losses do not result in an economic gain or loss and are heavily affected by, and fluctuate, in part, according to changes in market interest rates, credit spreads and other factors. Operating income should not be viewed as a substitute for net income (loss) determined in accordance with GAAP.

        (c) Operating shareholder's equity:    Operating shareholder's equity is a non-GAAP financial measure calculated as shareholder's equity reported under GAAP, adjusted for the following fair value adjustments deemed to be unrelated to credit impairment:

  1)
  Elimination of the after-tax unrealized gains (losses) on the Company's investment portfolios, recorded as a component of accumulated comprehensive income, excluding foreign exchange revaluation; and

  2)
  Elimination of the after-tax non-credit impairment inrealized fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses.

        Management believes that operating shareholder's equity is a useful measure for management, investors and analysts because the presentation of this measure clarifies the understanding of the Company's results of operations by highlighting the underlying profitability of its business. Non-credit impairment unrealized fair value gains and losses on credit derivatives and unrealized gains and losses on the Company's investment portfolios recorded in accumulated comprehensive income are excluded from operating shareholder's equity because these gains and losses do not result in an economic gain or loss and are heavily affected by, and fluctuate, in part, according to changes in market interest rates, credit spreads and other factors. Operating shareholder's equity should not be viewed as a substitute for shareholders' equity determined in accordance with GAAP.

        (d) Adjusted Book Value:    Adjusted book value is a non-GAAP financial measure calculated as shareholder's equity adjusted for the following:

  1)
  Elimination of the after-tax unrealized gains (losses) on the Company's investment portfolios, recorded as a component of accumulated comprehensive income, excluding foreign exchange revaluation;

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses;

  3)
  Elimination of after-tax deferred acquisition costs;

  4)
  Addition of the after-tax net present value of estimated net future credit derivative revenue, discounted at 6% and the addition of the after-tax value of net unearned revenue on credit derivatives; and

  5)
  Addition of the after-tax value of the net unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed.

        Management believes that adjusted book value is a useful measure for management, investors and analysts because the calculation of adjusted book value permits an evaluation of the net present value of the Company's in force premiums and shareholder's equity. The premiums included in adjusted book value will be earned in future periods, but may differ materially from the estimated amounts used in determining current adjusted book value due to changes in market interest rates, foreign exchange rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults and other factors. This measure should not be viewed as a substitute for shareholder's equity attributable to Assured Guaranty Re Ltd. determined in accordance with GAAP.

        (e) Net present value of estimated net future credit derivative revenue:    Net present value of estimated net future credit derivative revenue is a non-GAAP financial measure defined as the present value of estimated future revenue from our credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and discounted at 6%. Management believes that net present value of estimated net future credit derivative revenue is a useful measure for management, investors and analysts because it permits an evaluation of the value of future estimated credit derivative revenue. Estimated net future credit derivative revenue may change from period to period due to changes in par outstanding, maturity, or other factors that result from market interest rates, foreign exchange rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults or other factors. There is no comparable GAAP financial measure.

RE

Contacts:
Equity Investors: Sabra Purtill Managing Director, Investor Relations (212) 408-6044 spurtill@assuredguaranty.com
Ross Aron Assistant Vice President, Investor Relations (212) 261-5509 raron@assuredguaranty.com
Assured Guaranty Re Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda www.assuredguaranty.com	Fixed Income Investors: Robert Tucker Managing Director, Fixed Income Investor Relations (212) 339-0861 rtucker@assuredguaranty.com
Michael Walker Director, Fixed Income Investor Relations (212) 261-5575 mwalker@assuredguaranty.com
Media: Betsy Castenir Managing Director, Corporate Communications (212) 339-3424 bcastenir@assuredguaranty.com
Ashweeta Durani Vice President, Corporate Communications (212) 408-6042 adurani@assuredguaranty.com

QuickLinks

  Exhibit 99.3
Assured Guaranty Re Ltd. March 31, 2010 Financial Supplement
Assured Guaranty Re Ltd. New Business Production and Consolidated Statements of Operations (dollars in millions)
Assured Guaranty Re Ltd. Consolidated Balance Sheets (in millions)
Assured Guaranty Re Ltd. Adjusted Book Value (dollars in millions)
Assured Guaranty Re Ltd. Investment Portfolio As of March 31, 2010 (dollars in millions)
Assured Guaranty Re Ltd. Financial Guaranty Profile (dollars in millions)
Assured Guaranty Re Ltd. Capital and Claims Paying Resources(1) (dollars in millions)
Assured Guaranty Re Ltd. Loss and Loss Adjustment Expense ("LAE") Reserves by Segment/Type (in millions)
Assured Guaranty Re Ltd. Below Investment Grade Exposures As of March 31, 2010 (dollars in millions)
Assured Guaranty Re Ltd. Summary of Statutory Financial and Statistical Data (in millions)
Glossary